                                                                   EXHIBIT 10.25



                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                           HARMONIC INC., AS BORROWER

                                       and

                         SILICON VALLEY BANK, AS LENDER

                                December 19, 2003

                               TABLE OF CONTENTS

                                                                                             PAGE
1.       DEFINITIONS; ACCOUNTING AND OTHER TERMS..........................................     1

2.       LOAN AND TERMS OF PAYMENT........................................................     1

         2.1      Promise to Pay..........................................................     1

         2.2      Equipment Advances......................................................     2

         2.3      Overadvances............................................................     3

         2.4      Interest Rate, Payments.................................................     3

         2.5      Fees....................................................................     4

3.       CONDITIONS OF LOANS..............................................................     4

         3.1      Conditions Precedent to Initial Credit Extension........................     4

         3.2      Conditions Precedent to all Credit Extensions...........................     4

4.       CREATION OF SECURITY INTEREST....................................................     4

         4.1      Grant of Security Interest..............................................     4

         4.2      Authorization to File; Delivery of Additional Documentation.............     5

5.       REPRESENTATIONS AND WARRANTIES...................................................     5

         5.1      Due Organization; Organizational Structure; Authorization...............     5

         5.2      Places of Business; Location of Collateral..............................     5

         5.3      Collateral..............................................................     5

         5.4      Litigation..............................................................     6

         5.5      No Material Adverse Change in Financial Statements......................     6

         5.6      Taxes...................................................................     6

         5.7      Solvency................................................................     6

         5.8      Existing Term Debt......................................................     6

         5.9      Regulatory Compliance...................................................     6

         5.10     Subsidiaries............................................................     7

         5.11     Full Disclosure.........................................................     7

6.       AFFIRMATIVE COVENANTS............................................................     7

         6.1      Government Compliance...................................................     7

         6.2      Financial Statements, Reports, Certificates.............................     7

         6.3      Inventory; Returns......................................................     8

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
         6.4      Collateral..............................................................     8

         6.5      Taxes; Pension Contributions............................................     9

         6.6      Insurance...............................................................     9

         6.7      Financial Covenant......................................................     9

         6.8      Registration of Intellectual Property Rights............................    10

         6.9      Payment of Existing Term Debt...........................................    10

         6.10     Use of Proceeds.........................................................    10

         6.11     Remittance of Proceeds..................................................    10

         6.12     Primary Accounts........................................................    10

         6.13     Account Control Agreements..............................................    10

         6.14     Further Assurances......................................................    10

7.       NEGATIVE COVENANTS...............................................................    11

         7.1      Dispositions............................................................    11

         7.2      Changes in Business, Ownership, Management or Business Locations........    11

         7.3      Mergers or Acquisitions.................................................    11

         7.4      Indebtedness............................................................    11

         7.5      Encumbrance.............................................................    11

         7.6      Distributions; Investments..............................................    12

         7.7      Transactions with Affiliates............................................    12

         7.8      Subordinated Debt.......................................................    12

         7.9      Compliance..............................................................    12

8.       EVENTS OF DEFAULT................................................................    12

         8.1      Payment Default.........................................................    12

         8.2      Covenant Default........................................................    12

         8.3      Material Adverse Change.................................................    12

         8.4      Attachment..............................................................    13

         8.5      Insolvency..............................................................    13

         8.6      Other Agreements........................................................    13

         8.7      Judgments...............................................................    13

         8.8      Misrepresentations......................................................    13

                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
         8.9      Guaranty................................................................    13

9.       BANK'S RIGHTS AND REMEDIES.......................................................    13

         9.1      Rights and Remedies.....................................................    14

         9.2      Power of Attorney.......................................................    14

         9.3      Accounts Collection.....................................................    16

         9.4      Bank Expenses...........................................................    16

         9.5      Bank's Liability for Collateral.........................................    16

         9.6      Remedies Cumulative.....................................................    16

         9.7      Demand Waiver...........................................................    16

10.      NOTICES..........................................................................    16

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER......................................    17

12.      GENERAL PROVISIONS...............................................................    17

         12.1     Successors and Assigns..................................................    17

         12.2     Indemnification.........................................................    17

         12.3     Time of Essence.........................................................    17

         12.4     Severability of Provisions..............................................    17

         12.5     Amendments in Writing; Integration......................................    17

         12.6     Counterparts............................................................    18

         12.7     Survival................................................................    18

         12.8     Confidentiality.........................................................    18

         12.9     Attorneys' Fees, Costs and Expenses.....................................    18

13.      DEFINITIONS......................................................................    18

                                      iii.

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, restated, or otherwise modified from time to time, this "AGREEMENT"), dated as of December 19, 2003, is by and between SILICON VALLEY BANK ("BANK"), whose address is 3003 Tasman Drive, Santa Clara, California, 95054, and HARMONIC INC., a Delaware corporation ("BORROWER"), whose address is 549 Baltic Way, Sunnyvale, California 94089, and provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties hereto agree as follows:

1.       DEFINITIONS; ACCOUNTING AND OTHER TERMS

         Capitalized terms used herein shall have the meanings given to such terms in Section 13 of this Agreement. Accounting terms not defined in this Agreement will be construed according to GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules thereto. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any other Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1      PROMISE TO PAY.

         Borrower promises to pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

                  2.1.1    ADVANCES.

                           (a)      Bank will make Advances not exceeding the
Committed Revolving Line minus (A) the outstanding principal balance of the Advances minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed hereunder that remain available for borrowing under this Agreement may be repaid and reborrowed prior to the Maturity Date.

                           (b)      To obtain an Advance, Borrower must notify
Bank by facsimile or telephone by 12:00 noon Pacific Time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Loan Payment/Advance Request Form attached as Exhibit B (the "PAYMENT/ADVANCE FORM"). Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

                           (c)      The Committed Revolving Line shall terminate
on the Maturity Date, and all Advances are immediately due and payable on the Maturity Date.

                  2.1.2    LETTERS OF CREDIT.

                           (a)      Bank will issue or have issued standby
Letters of Credit for Borrower's account not exceeding the amount available under the Committed Revolving Line (each, a "LETTER OF CREDIT"). Each Letter of Credit will have an expiry date of no later than 180 days after the Maturity Date, but Borrower's reimbursement obligation will be secured by cash in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith on terms acceptable to Bank at any time after the Maturity Date if such Maturity Date is not extended by Bank or if an Event of Default occurs and continues. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                           (b)      Prior to or simultaneously with the opening
of each Letter of Credit, Borrower shall pay to Bank Bank's customary fees (subject to negotiation) in connection with the opening of a letter of credit (the "LETTER OF CREDIT FEES"). The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if required. In addition, Borrower shall pay to Bank, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any application for Letters of Credit. All Letter of Credit Fees shall be part of the Obligations.

                           (c)      If any Letter of Credit is drawn upon, such
amount shall constitute an Advance but shall be immediately due and payable. If such amount is not paid immediately, then the full amount thereof shall accrue interest at the rate set forth in Section 2.4(a).

         2.2      EQUIPMENT ADVANCES.

                           (a)      Through September 18, 2004 (the "EQUIPMENT
AVAILABILITY END DATE"), Bank will make advances (each, an "EQUIPMENT ADVANCE" and, collectively, "EQUIPMENT ADVANCES") not exceeding the Committed Equipment Line.

                           (b)      Interest accrues from the date of each
Equipment Advance (each, an "EQUIPMENT ADVANCE FUNDING DATE") at the rate in
Section 2.4(a). Each Equipment Advance is payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the first of the month following the Equipment Advance Funding Date for such Equipment Advance and ending on the Equipment Maturity Date for such Equipment Advance. Equipment Advances when repaid may not be reborrowed.

                           (c)      To obtain an Equipment Advance, Borrower
must provide notice in the form of a Payment/Advance Form to Bank (the notice is irrevocable) by facsimile no later than 12:00 noon Pacific Time one Business Day before the day on which the Equipment Advance is to be made. The Payment/Advance Form must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

                           (d)      The outstanding principal amount of term
loans previously advanced by Bank to Borrower pursuant to that certain Loan and Security Agreement dated March 28, 2003, as amended by that Amendment to Loan Documents dated July 17, 2003, as further amended by that certain Amendment to Loan Documents dated September 26, 2003, are

                                       2.

set forth on Schedule A attached hereto (the "EXISTING EQUIPMENT DEBT"). The Existing Equipment Debt shall, for all purposes hereof, be "Equipment Advances" hereunder and be governed by all the terms and conditions of this Agreement, except that the principal of said Existing Equipment Debt shall continue to be payable in accordance with the amortization schedule set forth on Schedule A. The Existing Equipment Debt shall be taken into account in determining the maximum amount of Equipment Advances under Section 2.2(a).

         2.3      OVERADVANCES.

         If, at any time, Borrower's Obligations hereunder exceed the Committed Revolving Line, Borrower shall immediately pay Bank the excess.

         2.4      INTEREST RATE, PAYMENTS.

                           (a)      ADVANCES. Advances accrue interest on the
outstanding principal balance thereof at a per annum rate equal one percentage point (1.00%) above the Prime Rate. Equipment Advances accrue interest on the outstanding principal balance thereof at a per annum rate equal to one and one-half percentage points (1.50%) above the Prime Rate. After an Event of Default has occurred, Obligations shall accrue interest at a rate per annum equal to two percent (2%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                           (b)      INTEREST RATE REDUCTION. If Borrower
maintains the revenue guidelines for each time period set forth below, and provided no Event of Default has occurred and is continuing, then the interest rate set forth in Section 2.4(a) above with respect to the Advances and the Equipment Advances shall be reduced by one percentage point (1.00%) for the three months following each such period of compliance, but, in any event, shall not be less than the Prime Rate.

MINIMUM REVENUE                                   SIX MONTHS ENDING
---------------                                   -----------------
  $85,000,000                                          12/31/03
  $70,000,000                                           4/2/04
  $68,000,000                                           7/2/04
  $72,000,000                                          10/1/04
  $73,000,000                                          12/31/04

                           (c)      PAYMENTS. Interest due on the Advances and
Equipment Advances is payable on the first of each month. Bank may debit any of Borrower's deposit accounts, including account number 0341964970, for principal and interest payments owing or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

                                       3.

         2.5      FEES.

                  Borrower will pay:

                           (a)      LOAN FEE. Fully earned, non-refundable loan
fees in the amount of $25,000 for the Committed Revolving Line and in the amount of $5,111.50 for the Committed Equipment Line are due on or before the Closing Date. Borrower shall receive a one-time credit in the amount of $21,875 toward payment of the Committed Revolving Line fee. If, at any time, Borrower fails to maintain a minimum aggregate amount of $25,000,000 of unrestricted funds on deposit for 10 consecutive Business Days with SVB Asset Management and/or SVB Securities, Borrower shall pay an additional $25,000 fee for the Committed Revolving Line and an additional $5,111.50 fee for the Committed Equipment Line.

                           (b)      BANK EXPENSES. All Bank Expenses (including
reasonable attorneys' fees and expenses) incurred through the date of this Agreement are payable upon demand, and Bank Expenses incurred after the date of this Agreement are payable within ten (10) Business Days after delivery of invoice to Borrower.

3.       CONDITIONS OF LOANS

         3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents, and fees it requires.

         3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                           (a)      timely receipt of any Payment/Advance Form;
and

                           (b)      the representations and warranties in
Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from such Advance. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects; provided, however, that those representations and warranties expressly referring to another date shall be true in all material respects as of such date only.

4.       CREATION OF SECURITY INTEREST

         4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral

                                       4.

will continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations).

         4.2      AUTHORIZATION TO FILE; DELIVERY OF ADDITIONAL DOCUMENTATION.

         Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's security interest in the Collateral. Borrower shall execute and deliver to Bank, at the request of Bank, all documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1      DUE ORGANIZATION; ORGANIZATIONAL STRUCTURE; AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         Borrower has not changed its state of formation or organizational structure or type or any organizational number assigned by its jurisdiction of formation.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

         5.2      PLACES OF BUSINESS; LOCATION OF COLLATERAL.

         Except as set forth in the Disclosure Letter, the Equipment and Inventory is not in the possession of any third party bailee (such as at a warehouse, but excluding Equipment or Inventory in the possession of third parties for demonstration or evaluation purposes, or otherwise in the ordinary course of business consistent with past practices). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower may amend the Disclosure Letter so long as such new location is within the continental United States.

         5.3      COLLATERAL.

                           (a)      Borrower has rights in the Collateral and
its Intellectual Property sufficient to grant a security interest therein, free of Liens except Permitted Liens. All of Borrower's Deposit Accounts and any existing commercial tort claims are described on the Disclosure Letter. The Accounts are bona fide, existing obligations, and the service or property

                                       5.

has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive and exclusive licenses granted in the ordinary course of business. Each issued Patent owned by Borrower is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change. None of the Equipment financed by Bank now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

                           (b)      All statements made and all unpaid balances
appearing in all invoices, instruments, and other documents evidencing the Accounts are and shall be true and correct. All such invoices, instruments, and other documents, and all of Borrower's Books are and shall be genuine and in all respects are what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments, and agreements are and shall be legally enforceable in accordance with their terms.

         5.4      LITIGATION.

         Except as shown in the Disclosure Letter, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

         5.5      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.6      TAXES.

         As of the date hereof, and except as set forth on the Disclosure Letter, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower.

         5.7      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower's remaining assets after the transactions contemplated herein are not unreasonably small in relation to its business; and Borrower is able to pay its debts (including trade debts) as they mature.

                                       6.

         5.8      EXISTING TERM DEBT.

         Schedule A accurately reflects the outstanding principal amount of and the payment dates, payment amounts, and maturity dates with respect to the Existing Equipment Debt.

         5.9      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         5.10     SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.11     FULL DISCLOSURE.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results).

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

                                       7.

         6.1      GOVERNMENT COMPLIANCE.

         Subject to Section 7.3, Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                           (a)      Borrower will deliver to Bank: (i) as soon
as available, but no later than 45 days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) annual financial projections in form and substance commensurate with those provided to Borrower's board of directors or utilized by Borrower's executive management, in form and substance satisfactory to Bank; (iv) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (the "SEC") (other than those reports on Form 10-K, 10-Q or 8-K (relating to certification) that are otherwise publicly available through the SEC's EDGAR system); (v) a prompt report of any claim, proceeding, litigation, or investigation in the future threatened or instituted against Borrower which would reasonably be expected to result in damages to Borrower of $500,000 or more, exclusive of litigation the potential liability in connection with which is fully insured against; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

                           (b)      Within 45 days after the last day of each
quarter, Borrower will deliver to Bank with the quarterly financial statements a Compliance Certificate.

                           (c)      Borrower will allow Bank to audit Borrower's
Collateral at Borrower's expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank's then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule and audit more than 10 days in advance, and Borrower seeks to reschedule the audit with less than 10 days written notice to Bank, then (without limiting any of Bank's rights and remedies) Borrower shall pay Bank a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of cancellation. The results of audits will be satisfactory to Bank, and audits will be conducted no more often than once every year unless an Event of Default shall have occurred.

                                       8.

         6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that occur after the occurrence and during the continuance of an Event of Default.

         6.4      COLLATERAL.

                           (a)      Borrower will give Bank at least 30 days
prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Equipment or Inventory (but excluding Equipment or Inventory in the possession of third parties for documentation or evaluation purposes, or otherwise in the ordinary course of business consistent with past practices) to a location other than Borrower's address set forth in the preamble hereof or in the Disclosure Letter, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

                           (b)      In the event that Borrower shall at any time
after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the likely recovery exceeds $1,000,000, Borrower shall promptly notify Bank thereof in writing and provide Bank with such information regarding the same as Bank shall request (unless providing such information would waive Borrower's attorney-client privilege). Such notification to Bank shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Bank, and Borrower shall execute and deliver all such documents and take all such actions as Bank shall request in connection therewith.

         6.5      TAXES; PENSION CONTRIBUTIONS.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment. Notwithstanding the foregoing, Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligations to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, any such proceedings involving more than $500,000, and (c) posts bonds or takes other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing, and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         6.6      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts

                                       9.

standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option if an Event of Default has occurred and is continuing, be payable to Bank on account of the Obligations. Bank shall release to Borrower, so long as no Event of Default is reasonably likely to occur as a result of such release by Bank, insurance proceeds with respect to Equipment which proceeds shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Bank may require reasonable assurance that the insurance proceeds were utilized by Borrower for such purpose.

         6.7      FINANCIAL COVENANT.

                  At all times, Borrower shall have unrestricted cash and cash equivalents (net of Credit Extensions) of no less than $65,000,000.

         6.8      REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower will (a) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements, (b) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent, (c) concurrently with the filing of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, by either itself or through any agent, employee, licensee or designee, promptly inform Bank (if any such additional Patents, Trademarks, and/or Copyrights are not otherwise disclosed in Borrower's public filings with the SEC), and, upon request of Bank, execute and deliver any and all agreements, instruments, documents, and papers as Bank may request to evidence Bank's security interest in such Copyright, Patent or Trademark, including, with respect to Trademarks, the goodwill of Borrower, relating thereto or represented thereby.

         6.9      PAYMENT OF EXISTING TERM DEBT.

         Borrower shall pay the Existing Term Debt in accordance with the amortization schedule set forth on Schedule A.

         6.10     USE OF PROCEEDS.

         Borrower shall use the Advances (including Advances constituting Letters of Credit) only for its general working capital requirements. Borrower shall use the Equipment Advances only to purchase Equipment.

                                      10.

         6.11     PRIMARY ACCOUNTS.

         Borrower shall maintain its primary operating accounts with Bank.

         6.12     ACCOUNT CONTROL AGREEMENTS.

         Borrower shall provide five (5) Business Days written notice to Bank before establishing any new deposit account or securities account and shall deliver to Bank a Control Agreement within 30 days after the opening any such account.

         6.13     FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not do any of the following without Bank's prior written consent for so long as Bank has an obligation to lend or there are any outstanding Obligations (other than inchoate indemnity obligations):

         7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers of (a) Inventory in the ordinary course of business; (b) non-exclusive licenses and exclusive licenses limited to a geographic range or field of use and similar arrangements (such as source code escrow arrangements) for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) worn-out, surplus, or obsolete Equipment in good faith in an arm's-length transaction; (d) Accounts where Adelphia Communications and/or its Subsidiaries are the account debtor(s) and claims in the bankruptcy proceedings of Adelphia Communications and/or its Subsidiaries related to such Accounts, such Accounts and claims in an aggregate amount not to exceed $3,000,000, to Satellite Asset Management or to such other purchaser in good faith in an arm's-length transaction; or (e) cash or cash equivalents so long as Borrower is in compliance with Section 6.7.

         7.2      CHANGES IN BUSINESS, OWNERSHIP, OR STATE OF INCORPORATION.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a Change in Control. Borrower will not, without at least 30 days prior written notice to Bank, change its state of incorporation.

         7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the

                                      11.

capital stock or property of another Person, except where (a) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, (b) Borrower is the sole surviving entity, and (c) such transactions do not result in a decrease of more than 25% Tangible Net Worth.

         7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property (including its Intellectual Property), or assign or convey any right to receive income, including the sale of any Accounts (except as permitted by Section 7.1), or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted hereunder.

         7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or as permitted by
Section 7.3, or permit any of its Subsidiaries to do so. Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment or redeem, retire or purchase any capital stock except for (a) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, and (b) the conversion of any convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore, and payments in cash for any fractional shares of such convertible securities.

         7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower (other than Subsidiaries of Borrower) except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

         7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance

                                      12.

for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations within three (3) Business Days of their due date;

         8.2      COVENANT DEFAULT.

         If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7;

         8.3      MATERIAL ADVERSE CHANGE.

         If there (a) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, (b) is a material impairment of the prospect of repayment of any portion of the Obligations or (c) is a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period);

         8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Advances will be made before any Insolvency Proceeding is dismissed);

         8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower or a third party that gives the

                                      13.

third party the right to accelerate an Indebtedness exceeding $1,000,000 or that could cause or result in a Material Adverse Change;

         8.7      JUDGMENTS.

         If money judgments in excess of $1,000,000 are rendered against Borrower and unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied);

         8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

9.       BANK'S RIGHTS AND REMEDIES

         9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                           (a)      Declare all Obligations immediately due and
payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                           (b)      Stop advancing money or extending credit for
Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                           (c)      Settle or adjust disputes and claims
directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                           (d)      Make any payments and do any acts it
considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                           (e)      Apply to the Obligations any (i) balances
and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                           (f)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing

                                      14.

production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

                           (g) Dispose of the Collateral according to the Code.

         9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors,
(c) make, settle, and adjust all claims under Borrower's insurance policies; (d) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (e) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3      ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, (a) Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account, and (b) Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.6, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other

                                      15.

agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.7      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

         12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees,

                                      16.

and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except with respect to (a) and (b) above, for obligations, demands, claims, liabilities or losses caused by Bank's gross negligence or willful misconduct.

         12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

         12.4     SEVERABILITY OF PROVISIONS.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5     AMENDMENTS IN WRITING; INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

         12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

         12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (a) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (b) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (c) as required by law, regulation, subpoena, or other order, (d) as required in connection with Bank's examination or audit, and (e) as Bank considers appropriate exercising remedies under this Agreement. Confidential information includes information that is not either: (x) in the public domain or already in Bank's possession before

                                      17.

disclosed to Bank by Borrower, or becomes part of the public domain after disclosure to Bank; or (y) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.9     ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line, including Advances used to issue or fund Letters of Credit.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CHANGE IN CONTROL" is a transaction in which any "PERSON" or "GROUP" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "PERSON" or "GROUP" to elect a majority of the board of directors of Borrower, who did not have such power before such transaction.

                                      18.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code in effect in any applicable jurisdiction.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to the aggregate principal amount of $2,044,597.84.

         "COMMITTED REVOLVING LINE" is an Advance or Advances of up to the aggregate principal amount of $10,000,000.

         "COMPLIANCE CERTIFICATE" is a Compliance Certificate signed by a Responsible Officer in substantially the same form of Exhibit C attached hereto.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "CONTINGENT OBLIGATION" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CONTROL AGREEMENT" is an account control agreement, in form and substance satisfactory to Bank, executed and delivered by Borrower, Bank and all applicable depositary institutions, with respect to Borrower's deposit or operating accounts, or all applicable securities intermediaries, with respect to Borrower's securities accounts.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, the Existing Equipment Debt or any other extension of credit by Bank for Borrower's benefit.

         "DEPOSIT ACCOUNTS" means all present and future "deposit account" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes, without limitation, all general and special bank accounts, demand accounts, checking accounts, savings accounts, and certificates of deposit.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                                      19.

         "EQUIPMENT ADVANCE" is defined in Section 2.2(a).

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.2(a).

         "EQUIPMENT MATURITY DATE" is with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

         "EXISTING EQUIPMENT DEBT" is defined in Section 2.2(d).

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FOREIGN SUBSIDIARY" is any Subsidiary of Borrower that is organized under the laws of any jurisdiction outside of the United States.

         "GAAP" is generally accepted accounting principles.

         "GENERAL INTANGIBLES" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes, without limitation, all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort, or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "GUARANTOR" is any present or future guarantor of the Obligations.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

                           (a)      Copyrights, Trademarks, Patents, and Mask
Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                           (b)      Any trade secrets and any intellectual
property rights in computer software and computer software products now or later existing, created, acquired or held; and

                                      20.

                           (c)      All design rights which may be available to
Borrower now or later created, acquired or held.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "INVESTMENT PROPERTY" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all option and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

         "LETTER OF CREDIT" is defined in Section 2.1.2.

         "LETTER OF CREDIT FEES" is defined in Section 2.1.2.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, any account control agreements, and any other present or future agreement between Borrower or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "MATERIAL ADVERSE CHANGE" is described in Section 8.3.

         "MATURITY DATE" is December 18, 2004.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "OTHER PROPERTY" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including, without

                                      21.

limitation, any commercial tort claims identified pursuant to Sections 5.3 or 6.4(b)), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products", and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

                           (a)      Borrower's Obligations;

                           (b)      Indebtedness existing on the Closing Date
and shown on the Disclosure Letter;

                           (c)      Subordinated Debt;

                           (d)      Indebtedness of Borrower to any Subsidiary
of Borrower and of Subsidiaries to any other Subsidiary or to Borrower;

                           (e)      Indebtedness to trade creditors incurred in
the ordinary course of business;

                           (f)      Indebtedness to financial institutions other
than Bank in connection with obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect Borrower against fluctuation in interest rates, currency exchange rates or commodity prices so long as such Indebtedness does not to exceed $10,000,000;

                           (g)      Indebtedness secured by Permitted Liens;

                           (h)      Indebtedness of any Person existing at the
time such Person is merged with or into Borrower or becomes a Subsidiary as permitted hereby, provided that such Indebtedness is not incurred in connection with, or in contemplation of, such Person merging with and into the Borrower or becoming a Subsidiary of the Borrower; and

                           (i)      Indebtedness with respect to surety, appeal,
indemnity, performance or other similar bonds incurred in the ordinary course of business, consistent with past practices.

         "PERMITTED INVESTMENTS" are:

                           (a)      Investments shown on the Disclosure Letter
and existing on the Closing Date;

                           (b)      (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within

                                      22.

one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) future Investments in similar types of Investments pursuant to Borrower's investment policy (attached hereto as Schedule B) that has been formally adopted or otherwise approved by Borrower's Board of Directors;

                           (c)      Investments accepted in connection with
Transfers permitted by Section 7.1;

                           (d)      Investments in connection with the
acquisition of any part of the capital stock or property of another Person so long as (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, (ii) Borrower is in compliance with Section 7.3 hereof, and (iii) such transactions do not result in a decrease of more than 25% Tangible Net Worth;

                           (e)      Investments consisting of (i) travel
advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $1,000,000 and (ii) non-cash loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or arrangements approved by Borrower's board of directors;

                           (f)      Investments (including debt obligations)
received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                           (g)      Investments consisting of notes receivable
or, prepaid royalties and other credit obligations to customers and suppliers who are not Affiliates, in the ordinary course of business.

                           (h)      Investments consisting of the endorsement of
negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

                           (i)      Investments of Subsidiaries in or to other
Subsidiaries or Borrower and Investments by Borrower in Subsidiaries; and

                           (j)      Joint ventures or strategic alliances in the
ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that (i) any cash investments by Borrower do not exceed $5,000,000 in the aggregate in any fiscal year, and (ii) Borrower remains in compliance with Section 6.7 hereof.

         "PERMITTED LIENS" are:

                           (a)      Liens existing on the Closing Date and shown
on the Disclosure Letter or arising under this Agreement or other Loan
Documents;

                                      23.

                           (b)      Liens for taxes, fees, assessments or other
government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                           (c)      Purchase money Liens (i) on Equipment
acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                           (d)      Liens arising from judgments, decrees or
attachments in circumstances not constituting an Event of Default;

                           (e)      Liens in favor of customs and revenue
authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                           (f)      Liens in favor of other financial
institutions arising in connection with Borrower's deposit accounts or securities accounts held at such institutions, provided that Bank has a first priority perfected security interest in such accounts and in the amounts and securities held therein;

                           (g)      Liens in connection with surety or appeals
bonds or letters of credit securing such bonds or reimbursement obligations in connection with statutory obligations, bids, tenders, or otherwise in the ordinary course of business provided all such Liens in the aggregate could not (even if enforced) reasonably be likely cause or result in an Event of Default;

                           (h)      Leases or subleases granted in the ordinary
course of Borrower's business, including in connection with Borrower's leased premises or leased property;

                           (i)      Additional Liens consented to in writing by
Bank which consent may be withheld in Bank's good faith business judgment;

                           (j)      Licenses or sublicenses granted in the
ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense;

                           (k)      Other Liens not described above arising in
the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower's and it Subsidiaries' business or operations taken as a whole or would reasonably be expected to cause or result in a Material Adverse Change; and

                           (l)      Liens incurred in the extension, renewal or
refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         Bank shall have the right to require, as a condition to its consent under clause (i) above, that the holder of the additional Lien sign an intercreditor agreement, in favor of Bank in form and substance satisfactory to Bank in its sole discretion, to acknowledge that the holder's Lien is subordinate to the Lien in favor of Bank and agree not to take any action to enforce its

                                      24.

subordinate Lien so long as any of the Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate Lien shall also constitute an Event of Default under this Agreement.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate, and, in any event, shall not be less than four percent (4.00%) per annum.

         "REPAYMENT PERIOD" as to each Equipment Advance, is 36 months.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness and the current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

         "TRANSFER" is defined in Section 7.1.

                          [The signature page follows.]

                                      25.

         IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as of the date first written above.

BORROWER:

HARMONIC INC.

By: /s/ Robin N. Dickson
    -----------------------

Printed Name: ROBIN N. DICKSON

Title:        CFO

BANK:

SILICON VALLEY BANK

By: /s/ Arman Zand
    ----------------------

Printed Name: ARMAN ZAND

Title:        V.P

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following, whether now owned or hereafter existing:

         all Accounts;

         all Inventory;

         all Equipment;

         all Deposit Accounts;

         all General Intangibles (including, without limitation, all Intellectual Property);

         all Investment Property;

         all Other Property;

         and any and all claims, rights, and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above; and

         all Borrower's Books relating to the foregoing.

         Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include (a) any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law) without the consent of the licensor or other party (but only to the extent such consent has not been obtained); (b) that portion (if any) of the capital stock (or other equity interests) of such Foreign Subsidiary owned by Borrower that is in excess of 65% of the aggregate issued and outstanding capital stock (or other equity interests) of such Foreign Subsidiary; and (c) and any property that is subject to a Lien that is otherwise permitted pursuant to clause (c) of the definition of "Permitted Liens" and Bank agrees to execute any instruments or documents necessary to release its interest in such property and to effect the foregoing.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM

           DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON PACIFIC TIME

FAX TO: _________________                                   Date: ______________

BORROWER: ___________________________

[ ] LOAN PAYMENT:

  From Account # __________________________    To Account # ____________________
                (Name and Deposit Account #)                  (Loan Account #)

  Principal $____________________________and/or Interest $______________________

Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on and as of the date hereof, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

AUTHORIZED SIGNATURE:________________________      Phone Number:________________

[ ] LOAN ADVANCE:

COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #____________________     To Account #_____________________________
                (Loan Account #)                    (Name and Deposit Account #)

Amount of Advance $________________________

Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on and as of the date of the requested Advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

AUTHORIZED SIGNATURE:_______________________       Phone Number:________________

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 noon, Pacific Time

Beneficiary Name:____________________________   Amount of Wire: $_______________
Beneficiary Bank:____________________________   Account Number:_________________
City and State:______________________________
Beneficiary Bank Transit (ABA) #:____________   Beneficiary Bank Code (Swift,
                                                Sort, Chip, etc.):______________

                                                (FOR INTERNATIONAL WIRE ONLY)
Intermediary Bank:___________________________   Transit (ABA) #:________________
For Further Credit to:_____________________________________________________
Special Instruction:_______________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:_________________ 2nd Signature (if required):____________ Print Name/Title:_____________________ Print Name/Title:_______________________
Telephone #___________________________  Telephone #_____________________________

                                       2.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK
              3003 Tasman Drive
              Santa Clara, CA 95054

FROM:         Harmonic Inc.
              549 Baltic Way
              Sunnyvale, CA 94089

         The undersigned authorized officer of HARMONIC INC. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants, except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The undersigned officer certifies that such documents were prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next, except as explained in an accompanying letter or footnotes. The undersigned officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                     REQUIRED                       COMPLIES
------------------                     --------                       --------
Quarterly financial statements + CC    Quarterly within 45 days     Yes      No

Annual (Audited)                       FYE within 120 days          Yes      No

Collateral Audit                       Annual                       Yes      No

FINANCIAL COVENANT                     REQUIRED        ACTUAL         COMPLIES
------------------                     --------        ------         --------
Maintain at all times:

Unrestricted cash and                  $65,000,000                  Yes      No
cash equivalents

COMMENTS REGARDING EXCEPTIONS: See Attached.              BANK USE ONLY

Sincerely,                                  Received by:________________________
                                                         AUTHORIZED SIGNER
HARMONIC INC.
________________________________________    Date:_______________________________
SIGNATURE
                                            Verified:___________________________
________________________________________                 AUTHORIZED SIGNER
TITLE
                                            Date:_______________________________
________________________________________
DATE                                        Compliance Status:     Yes        No